UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: May 14, 2012 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
(Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events

On May 23, 2012, DigitalTown, Inc. (“DigitalTown”) and The Active Network, Inc. (“Active”) completed a Handoff Agreement of the technology assets supporting DigitalTown’s school spirit websites and its related social networking sites.  The Handoff Agreement indicates that both DigitalTown and Active agreed to mutually terminate the Strategic Alliance Agreement, initially entered into between the parties on September 29, 2009, and subsequently re-entered into between the parties on September 30, 2011.  DigitalTown will now have ownership and control over all of the intellectual property developed in conjunction with Active.

On May 14, 2012, DigitalTown unilaterally terminated the Custom Platform Partnership Agreement (“CPPA”) between F5-SIM, LLC (k/n/a 3D Sports Technology, Inc. (“3D Sports”) and DigitalTown, dated February 11, 2010.  On May 24, 2012, DigitalTown informed 3D Sports of the provisions of the CPPA that it believes that 3D Sports breached.  The Company is determining if any payments are due from 3D Sports under the Agreement.  Under the CPPA, Digitaltown was obligated to promote 3D Sports via its network of high school spirit websites.  3D Sports was required to pay DigitalTown certain amounts under the Agreement.  No payments have been made under the CPPA.

SIGNATURES

Dated: May 25, 2012	DIGITALTOWN, INC By: _/s/ Robert Castle____________________ Robert Castle, CEO